 90 Park Avenue

New York, NY 10016

212-210-9400

Fax: 212-210-9444

www.alston.com

Matthew W. Mamak	Direct Dial: 212-210-1256	Email: matthew.mamak@alston.com

August 16, 2016

Advaxis, Inc.

305 College Road East

Princeton, NJ 08540

Ladies and Gentlemen:

We are acting as counsel to Advaxis, Inc., a Delaware corporation (the “Company”) in connection with the offering by the Company of 2,244,443 shares of its common stock (the “Common Stock”) pursuant to a placement agency agreement, dated August 16, 2016 (the “Placement Agency Agreement”), between the Company and Jefferies LLC and Barclays Capital Inc., individually and as representatives of the several placement agents named therein, pursuant to the registration statement on Form S-3 (No. 333-203497) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus supplement (the “Prospectus Supplement”), dated August 16, 2016 (the “Offering”). This opinion is furnished to you at your request in accordance with the requirements of Item 16 of the Commission’s Form S-3 and Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

We have examined the Amended and Restated Certificate of Incorporation of the Company, as amended, the By-Laws of the Company, records of proceedings of the Board of Directors and committees thereof (the “Board of Directors”), and records of proceedings of the stockholders, deemed by us to be relevant to this opinion letter and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. In addition, we have relied as to factual matters set forth in the representations, warranties and other statements made in the Placement Agency Agreement.

Atlanta • Beijing • Brussels • Charlotte • Dallas • Los Angeles • New York • Research Triangle • Silicon Valley • Washington, D.C.

August 16, 2016

Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, when issued and paid for in accordance with the terms and conditions of the Placement Agency Agreement, we are of the opinion that the Common Stock has been duly authorized by all necessary corporate action of the Company and is validly issued, fully paid and nonassessable.

The opinion set forth herein is limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting the foregoing, and federal laws of the United States of America to the extent referred to specifically herein. We do not express any opinion herein concerning any other laws.

No opinion may be implied or inferred beyond the opinion expressly stated in paragraph (5) above. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. We also consent to the filing of this opinion letter as an exhibit to the Form 8-K Current Report of the Company to be filed by it in connection with the Offering. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Matthew W. Mamak